Exhibit 99.1

Deutsche Bank

Annual General Meeting 2024

Voting Results

Deutsche Bank

Deutsche Bank Aktiengesellschaft - General Meeting 2024

Voting results

Item 2	Appropriation of distributable profit for the 2023 financial year - proposal pursuant to convocation corrected for own shares approved
965,098,089	shares for which valid votes were submitted (= 48.38% of the share capital)
964,038,181	yes votes	99.89%
1,059,908	no votes	0.11%
Item 3	Ratification of the acts of management of the members of the Management Board for the 2023 financial year

Mr. Christian Sewing - acts of management ratified
959,559,508	shares for which valid votes were submitted (= 48.11% of the share capital)
934,972,567	yes votes	97.44%
24,586,941	no votes	2.56%
Mr. James von Moltke - acts of management ratified
960,166,097	shares for which valid votes were submitted (= 48.14% of the share capital)
935,771,458	yes votes	97.46%
24,394,639	no votes	2.54%
Mr. Karl von Rohr - acts of management ratified
922,007,847	shares for which valid votes were submitted (= 46.22% of the share capital)
889,410,571	yes votes	96.46%
32,597,276	no votes	3.54%
Mr. Fabrizio Campelli - acts of management ratified
959,965,395	shares for which valid votes were submitted (= 48.13% of the share capital)
935,149,192	yes votes	97.41%
24,816,203	no votes	2.59%
Mr. Bernd Leukert - acts of management ratified
923,171,219	shares for which valid votes were submitted (= 46.28% of the share capital)
891,038,870	yes votes	96.52%
32,132,349	no votes	3.48%
Mr. Alexander von zur Mühlen - acts of management ratified
959,556,269	shares for which valid votes were submitted (= 48.11% of the share capital)
934,960,445	yes votes	97.44%
24,595,824	no votes	2.56%
Ms. Christiana Riley - acts of management ratified
959,250,119	shares for which valid votes were submitted (= 48.09% of the share capital)
934,436,378	yes votes	97.41%
24,813,741	no votes	2.59%
Mr. Claudio de Sanctis - acts of management ratified
959,517,218	shares for which valid votes were submitted (= 48.10% of the share capital)
934,670,310	yes votes	97.41%
24,846,908	no votes	2.59%

Deutsche Bank

Deutsche Bank Aktiengesellschaft - General Meeting 2024

Voting results

Ms. Rebecca Short - acts of management ratified
959,617,338	shares for which valid votes were submitted (= 48.11% of the share capital)
934,795,303	yes votes	97.41%
24,822,035	no votes	2.59%
Professor Dr. Stefan Simon - acts of management ratified
959,389,213	shares for which valid votes were submitted (= 48.10% of the share capital)
934,502,731	yes votes	97.41%
24,886,482	no votes	2.59%
Mr. Olivier Vigneron - acts of management ratified
959,380,747	shares for which valid votes were submitted (= 48.10% of the share capital)
934,727,674	yes votes	97.43%
24,653,073	no votes	2.57%
Item 4	Ratification of the acts of management of the members of the Supervisory Board for the 2023 financial year

Mr. Alexander Wynaendts - acts of management ratified
923,397,693	shares for which valid votes were submitted (= 46.29% of the share capital)
885,614,664	yes votes	95.91%
37,783,029	no votes	4.09%
Mr. Detlef Polaschek - acts of management ratified
922,845,515	shares for which valid votes were submitted (= 46.26% of the share capital)
891,048,045	yes votes	96.55%
31,797,470	no votes	3.45%
Mr. Frank Schulze - acts of management ratified
922,719,087	shares for which valid votes were submitted (= 46.26% of the share capital)
891,059,865	yes votes	96.57%
31,659,222	no votes	3.43%
Professor Dr. Norbert Winkeljohann - acts of management ratified
923,209,680	shares for which valid votes were submitted (= 46.28% of the share capital)
891,326,173	yes votes	96.55%
31,883,507	no votes	3.45%
Ms. Susanne Bleidt - acts of management ratified
922,708,705	shares for which valid votes were submitted (= 46.26% of the share capital)
891,042,009	yes votes	96.57%
31,666,696	no votes	3.43%
Mr. Ludwig Blomeyer-Bartenstein - acts of management ratified
922,672,626	shares for which valid votes were submitted (= 46.26% of the share capital)
891,037,562	yes votes	96.57%
31,635,064	no votes	3.43%

Deutsche Bank

Deutsche Bank Aktiengesellschaft - General Meeting 2024

Voting results

Ms. Mayree Clark - acts of management ratified
922,818,567	shares for which valid votes were submitted (= 46.26% of the share capital)
891,073,438	yes votes	96.56%
31,745,129	no votes	3.44%
Mr. Jan Duscheck - acts of management ratified
922,714,925	shares for which valid votes were submitted (= 46.26% of the share capital)
890,976,529	yes votes	96.56%
31,738,396	no votes	3.44%
Ms. Manja Eifert - acts of management ratified
922,735,106	shares for which valid votes were submitted (= 46.26% of the share capital)
891,031,411	yes votes	96.56%
31,703,695	no votes	3.44%
Ms. Claudia Fieber - acts of management ratified
922,572,019	shares for which valid votes were submitted (= 46.25% of the share capital)
890,965,801	yes votes	96.57%
31,606,218	no votes	3.43%
Mr. Sigmar Gabriel - acts of management ratified
922,670,709	shares for which valid votes were submitted (= 46.26% of the share capital)
889,583,770	yes votes	96.41%
33,086,939	no votes	3.59%
Mr. Timo Heider - acts of management ratified
921,861,541	shares for which valid votes were submitted (= 46.22% of the share capital)
890,168,252	yes votes	96.56%
31,693,289	no votes	3.44%
Ms. Martina Klee - acts of management ratified
922,831,253	shares for which valid votes were submitted (= 46.26% of the share capital)
890,822,341	yes votes	96.53%
32,008,912	no votes	3.47%
Ms. Birgit Laumen - acts of management ratified
922,493,797	shares for which valid votes were submitted (= 46.25% of the share capital)
890,477,918	yes votes	96.53%
32,015,879	no votes	3.47%
Ms. Gabriele Platscher - acts of management ratified
921,927,370	shares for which valid votes were submitted (= 46.22% of the share capital)
889,922,141	yes votes	96.53%
32,005,229	no votes	3.47%
Mr. Bernd Rose - acts of management ratified
921,683,399	shares for which valid votes were submitted (= 46.21% of the share capital)
889,949,381	yes votes	96.56%
31,734,018	no votes	3.44%

Deutsche Bank

Deutsche Bank Aktiengesellschaft - General Meeting 2024

Voting results

Ms. Gerlinde M. Siebert - acts of management ratified
922,625,090	shares for which valid votes were submitted (= 46.25% of the share capital)
890,933,446	yes votes	96.57%
31,691,644	no votes	3.43%
Mr. Yngve Slyngstad - acts of management ratified
922,527,362	shares for which valid votes were submitted (= 46.25% of the share capital)
890,859,996	yes votes	96.57%
31,667,366	no votes	3.43%
Mr. Stephan Szukalski - acts of management ratified
922,481,288	shares for which valid votes were submitted (= 46.25% of the share capital)
890,809,128	yes votes	96.57%
31,672,160	no votes	3.43%
Mr. John Alexander Thain - acts of management ratified
922,111,690	shares for which valid votes were submitted (= 46.23% of the share capital)
890,302,341	yes votes	96.55%
31,809,349	no votes	3.45%
Mr. Jürgen Tögel - acts of management ratified
922,537,174	shares for which valid votes were submitted (= 46.25% of the share capital)
890,920,554	yes votes	96.57%
31,616,620	no votes	3.43%
Ms. Michele Trogni - acts of management ratified
922,734,091	shares for which valid votes were submitted (= 46.26% of the share capital)
890,846,356	yes votes	96.54%
31,887,735	no votes	3.46%
Dr. Dagmar Valcárcel - acts of management ratified
922,720,864	shares for which valid votes were submitted (= 46.26% of the share capital)
890,720,306	yes votes	96.53%
32,000,558	no votes	3.47%
Mr. Stefan Viertel - acts of management ratified
922,494,492	shares for which valid votes were submitted (= 46.25% of the share capital)
890,764,666	yes votes	96.56%
31,729,826	no votes	3.44%
Dr. Theodor Weimer - acts of management ratified
922,716,684	shares for which valid votes were submitted (= 46.26% of the share capital)
891,012,132	yes votes	96.56%
31,704,552	no votes	3.44%
Mr. Frank Werneke - acts of management ratified
922,513,165	shares for which valid votes were submitted (= 46.25% of the share capital)
890,594,378	yes votes	96.54%
31,918,787	no votes	3.46%

Deutsche Bank

Deutsche Bank Aktiengesellschaft - General Meeting 2024

Voting results

Mr. Frank Witter - acts of management ratified
922,541,755	shares for which valid votes were submitted (= 46.25% of the share capital)
890,131,465	yes votes	96.49%
32,410,290	no votes	3.51%
Item 5.1	Election of the auditor for the 2024 financial year, interim accounts - proposal pursuant to convocation approved
962,500,859	shares for which valid votes were submitted (= 48.25% of the share capital)
958,352,773	yes votes	99.57%
4,148,086	no votes	0.43%
Item 5.2	Election of the auditor of the 2024 sustainability reporting - proposal pursuant to convocation approved
961,676,118	shares for which valid votes were submitted (= 48.21% of the share capital)
957,667,245	yes votes	99.58%
4,008,873	no votes	0.42%
Item 6	Resolution to be taken on the approval of the Compensation Report produced and audited pursuant to § 162 Stock Corporation Act for the 2023 financial year - proposal pursuant to convocation approved
962,423,295	shares for which valid votes were submitted (= 48.25% of the share capital)
835,444,006	yes votes	86.81%
126,979,289	no votes	13.19%
Item 7	Resolution to be taken on the approval of the compensation system for the Management Board members - proposal pursuant to convocation approved
964,002,803	shares for which valid votes were submitted (= 48.33% of the share capital)
938,171,205	yes votes	97.32%
25,831,598	no votes	2.68%
Item 8

Authorization to acquire own shares pursuant to § 71 (1) No. 8 Stock Corporation Act as well as for their use with the possible exclusion of pre-emptive rights - proposal pursuant to convocation approved

963,847,040	shares for which valid votes were submitted (= 48.32% of the share capital)
937,420,057	yes votes	97.26%
26,426,983	no votes	2.74%
Item 9	Authorization to use derivatives within the framework of the purchase of own shares pursuant to § 71 (1) No. 8 Stock Corporation Act - proposal pursuant to convocation approved
963,610,902	shares for which valid votes were submitted (= 48.31% of the share capital)
943,603,659	yes votes	97.92%
20,007,243	no votes	2.08%